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                                              CUSTODIAN AGREEMENT


THIS CUSTODIAN AGREEMENT dated July 23, 1986, between IDS Selective Fund, Inc., a Minnesota Corporation (hereinafter also called the
"Corporation") and First National Bank of Minneapolis, a corporation organized under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (hereinafter also called the "Custodian").

WHEREAS, the Corporation desires that its securities and cash be hereafter held and administered by Custodian pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and the Custodian agree as follows:


Section l.  Definitions

The word "securities" as used herein shall be construed to include, without being limited to, shares, stocks, treasury stocks, including any stocks of this Corporation, notes, bonds, debentures, evidences of indebtedness, options to buy or sell stocks or stock indexes, certificates of interest or participation in any profit-sharing agreements, collateral trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates, certificates of deposit for a security, fractional or undivided interests in oil, gas or other mineral rights, or any certificates of interest or participation in, temporary or interim certificates for, receipts for, guarantees of, or warrants or rights to subscribe to or purchase any of the foregoing, acceptances and other obligations and any evidence of any right or interest in or to any cash, property or assets and any interest or instrument commonly known as a security. In addition, for the purpose of this Agreement, the word "securities" also shall include other instruments in which the Corporation may invest including currency forward contracts and commodities such as interest rate or index futures contracts, margin deposits on such contracts or options on such contracts.

The words "custodian order" shall mean a request or direction, including a computer printout, directed to the Custodian and signed in the name of the Corporation by any two individuals designated in the current certified list referred to in Section 2.

The word "facsimile" shall mean an exact copy or likeness which is electronically transmitted for instant reproduction.


Section 2.  Names, Titles and Signatures of Authorized Persons

The Corporation will certify to the Custodian the names and signatures of its present officers and other designated persons authorized on behalf of the Corporation to direct the Custodian by custodian order as hereinbefore defined. The Corporation agrees that whenever any change occurs in this list it will file with the Custodian a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation as having been duly adopted
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by the Board of Directors or the Executive Committee of the Board
of Directors of the Corporation designating those persons currently authorized on behalf of the Corporation to direct the Custodian by custodian order, as hereinbefore defined, and upon such filing (to be accompanied by the filing of specimen signatures of the designated persons) the persons so designated in said resolution shall constitute the current certified list. The Custodian is authorized to rely and act upon the names and signatures of the individuals as they appear in the most recent certified list from the Corporation which has been delivered to the Custodian as hereinabove provided.


Section 3.  Use of Subcustodians

The Custodian may make arrangements, where appropriate, with other banks having not less than two million dollars aggregate capital, surplus and undivided profits for the custody of securities and cash.

The Custodian also may enter into arrangements for the custody of "Foreign Securities" and cash entrusted to its care through "Eligible Foreign Custodian," as those terms are defined by Rule 17f-5 under the Investment Company Act of 1940 (the "Act"), or such other entity as permitted by the Securities and Exchange Commission (the "SEC") (such Eligible Foreign Custodians, collectively, "Foreign Custodial Agents") provided, if required by the SEC, that the Board has given its prior approval to the use of, and Custodian's contract with, each Foreign Custodial Agent by resolution, and a certified copy of such resolution has been provided to the Custodian. To the extent the provisions of this Agreement are consistent with the requirements of the Act, rules, orders or no-action letters of the SEC, they shall apply to all such foreign custodianships. To the extent such provisions are inconsistent with or additional requirements are established by the Act or such rules, orders or no-action letters, the requirements of the Act or such rules, orders or no-action letters will prevail and the parties will adhere to such requirements; provided, however, in the absence of notification from the Corporation of any changes or additions to such requirements, the Custodian shall have no duty or responsibility to inquire as to any such changes or additions.

All subcustodians of the Custodian (such subcustodians, collectively, the "Subcustodians"), including all Foreign Custodial Agents, shall be subject to the instructions of the Custodian and not to those of the Corporation and shall act solely as agent of the Custodian.

Section 4.  Receipt and Disbursement of Money

(1) The Custodian shall open and maintain a separate account or accounts in the name of the Corporation and cause any Subcustodians to open and maintain such account or accounts, subject only to checks, drafts or directives by the Custodian or such Subcustodian pursuant to the terms of this Agreement. The Custodian or such Subcustodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account
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of the Corporation.  The Custodian or such Subcustodian shall make payments of cash to or for the account of the Corporation from such cash only:

          (a) for the purchase of securities for the portfolio of the Corporation upon the receipt of such securities by the Custodian or such Subcustodian;

          (b) for the purchase or redemption of shares of capital stock of the Corporation;

          (c) for the payment of interest, dividends, taxes, management fees, or operating expenses (including, without limitation thereto, fees for legal, accounting and auditing services);

          (d) for payment of distribution fees, commissions, or redemption fees, if any;

          (e) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Corporation held by or to be delivered to the Custodian;

          (f) for payments in connection with the return of securities loaned by the Corporation upon receipt of such securities or the reduction of collateral upon receipt of proper notice;

          (g)    for payments for other proper corporate purposes; or

          (h)    upon the termination of this Agreement.

Before making any such payment for the purposes permitted under the terms of items (a), (b), (c), (d), (e), (f) or (g) of paragraph (1) of this section, the Custodian shall receive and may rely upon a custodian order directing such payment and stating that the payment is for such a purpose permitted under these items (a), (b), (c),
(d), (e), (f) or (g) and that in respect to item (g), a copy of a resolution of the Board of Directors or of the Executive Committee of the Board of Directors of the Corporation signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is made. Notwithstanding the above, for the purposes permitted under items (a) or (f) of paragraph (1) of this section, the Custodian may rely upon a facsimile order.

(2) The Custodian is hereby appointed the attorney-in-fact of the Corporation to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Corporation and drawn on or to the order of the Corporation and to deposit same to the account of the Corporation pursuant to this Agreement.
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(3) Subject to the prior authorization provisions of Section 3 of this Agreement, the Corporation authorizes the Custodian to establish and maintain in each country or other jurisdiction in which the principal trading market for any Foreign Securities is located, or in which any Foreign Securities are to be presented for payment, an account or accounts which may include nostro accounts with Custodian branches and omnibus accounts of Custodian at Foreign Custodial Agents for receipt of cash in such currencies as directed by custodian order. For purposes of this Agreement, cash so held in any such account shall be evidenced by separate book entries maintained by Custodian and shall be deemed to be cash held by Custodian. Cash received or credited by Custodian or any Custodian branch or any Foreign Custodial Agent in a currency other than United States dollars shall be maintained in such currency and shall not be converted or remitted except in accordance with the custodian order, except as permitted by Section 7.


Section 5.  Receipt of Securities

Except as permitted by the second paragraph of this section, the Custodian shall, and shall cause any Subcustodians to, hold in a separate account or accounts, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities and cash received for the account of the Corporation. The Custodian shall, and shall cause any Subcustodians to, record and maintain a record of all certificate numbers. Securities so received shall be held in the name of the Corporation, in the name of an exclusive nominee duly appointed by the Custodian or such Subcustodian, or in bearer form, as appropriate.

Subject to such rules, regulations or guidelines as the SEC may adopt, the Custodian may deposit all or any part of the securities owned by the Corporation in a securities depository which includes any system for the central handling of securities established by a national securities exchange or a national securities association registered with the SEC under the Securities Exchange Act of 1934, or such other person as may be permitted by the SEC, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

All securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Corporation pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities, except pursuant to the directive of the Corporation and only for the account of the Corporation as set forth in Section 6 of this Agreement.


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Section 6.  Transfer Exchange, Delivery, etc. of Securities

The Custodian shall have sole power to release or deliver any securities of the Corporation held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it or any Subcustodian only:

(a) for sales of such securities for the account of the Corporation, upon receipt of payment therefor;

(b) when such securities are called, redeemed, retired or otherwise become payable;

(c) for examination upon the sale of any such securities in accordance with "street delivery" custom which would include delivery against interim receipts or other proper delivery receipts;

(d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

(e) for the purpose of exchanging interim receipts or temporary certificates for permanent certificates;

(f) upon conversion of such securities pursuant to their terms into other securities;

(g) upon exercise of subscription, purchase or other similar rights represented by such securities;

(h) for loans of such securities by the Corporation upon receipt of collateral; or

(i)    for other proper corporate purposes.

As to any deliveries made by the Custodian pursuant to items (a),
(b), (c), (d), (e), (f), (g) and (h), securities or cash received in exchange therefore shall be delivered to the Custodian, a Subcustodian, or to a securities depository. Before making any such transfer, exchange or delivery, the Custodian shall receive a custodian order or a facsimile from the Corporation requesting such transfer, exchange or delivery and stating that it is for a purpose permitted under this section (whenever a facsimile is utilized, the Corporation will also deliver an original signed custodian order) and, in respect to item (i), a copy of a resolution of the Board of Directors or of the Executive Committee of the Board of Directors of the Corporation signed by an officer of the Corporation and certified by its Secretary or an Assistant Secretary, specifying the securities, setting forth the purpose for which such payment, transfer, exchange or delivery is to be made, declaring such
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purpose to be a proper corporate purpose, and naming the person or persons to whom such transfer, exchange or delivery of such securities shall be made.

Section 7.  Custodian's Acts Without Instructions

Unless and until the Custodian receives a contrary custodian order from the Corporation, the Custodian shall or shall cause a Subcustodian to:

(a) present for payment all coupons and other income items held by the Custodian or such Subcustodian for the account of the Corporation which call for payment upon presentation and hold all cash received by it upon such payment for the account of the Corporation;

(b) present for payment all securities held by it or such Subcustodian which mature or when called, redeemed, retired or otherwise become payable;

(c) ascertain all stock dividends, rights and similar securities to be issued with respect to any securities other than Foreign Securities;

(d) collect and hold for the account of the Corporation all stock dividends, rights and similar securities issued with respect to any securities;

(e) ascertain all interest and cash dividends to be paid to security holders with respect to any securities other than Foreign Securities;

(f) collect and hold all interest and cash dividends for the account of the Corporation;

(g) present for exchange securities converted pursuant to their terms into other securities;

(h) exchange interim receipts or temporary securities for definitive securities;

(i) execute in the name of the Corporation such ownership and other certificates as may be required to obtain payments in respect thereto, provided that the Corporation shall have furnished to the Custodian or such Subcustodian any information necessary in connection with such certificates; and

(j) convert interest and dividends received with respect to Foreign Securities into United States dollars whenever it is practicable to do so through customary banking channels, including the Custodian's own banking facilities.

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Section 8.   Settlement Procedures

Settlement procedures for transactions in Foreign Securities, including receipts and payments of cash held in any nostro account or omnibus account, shall be carried out in accordance with instructions in the operational manual provided by the Custodian (the "Operational Manual"). It is understood that such settlement procedures may vary, as provided in the Operational Manual, from securities market to securities market, to reflect particular settlement practices in such markets.

With respect to any transaction involving Foreign Securities, the Custodian or any Subcustodian in its discretion may cause the Corporation to be credited on the contractual settlement date with proceeds of any sale or exchange of Foreign Securities and to be debited on the contractual settlement date for the cost of Foreign Securities purchased or acquired. The Custodian may reverse any such credit or debit if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by the Custodian in its discretion, after the contractual settlement date except that if any Foreign Securities delivered pursuant to this section are returned by the recipient thereof, the Custodian may cause any such credits and debits to be reversed at any time. With respect to any transactions as to which the Custodian does not determine so to credit or debit the Corporation, the proceeds from the sale or exchange of Foreign Securities will be credited and the cost of such Foreign Securities purchased or acquired will be debited on the date such proceeds or Foreign Securities are received by the Custodian.

Notwithstanding the preceding paragraph, settlement, payment and delivery for Foreign Securities may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Foreign Securities to the purchaser thereof or to a dealer therefor against a receipt with the exception of receiving later payment for such Foreign Securities from such purchaser or dealer.

Section 9.  Records

The Custodian hereby agrees that it shall create, maintain, and retain all records relating to its activities and obligations under this Agreement in such manner as will meet their obligations under this Agreement and the obligations of the Corporation under the Act, particularly Section 31 thereof and Rules 31a-1 and 31a-2 thereunder and Section 17(f) thereof and the rules thereunder, and applicable federal, state and foreign tax laws and other laws or administrative rules or procedures, in each case as currently in effect, which may be applicable to the Corporation. All records so maintained in connection with the performance of its duties under this Agreement shall remain the property of the Corporation and, in
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the event of termination of this Agreement, shall be delivered in accordance with the provisions of this Agreement.

(a) With respect to securities and cash held by the Custodian's branches, such securities and cash may be placed in an omnibus account for the customers of the Custodian, and the Custodian shall maintain separate book entry records for each such omnibus account.

(b) With respect to securities and cash deposited by the Custodian with a Foreign Custodial Agent, the Custodian shall indemnify on its books as belonging to the Corporation the securities and cash shown on the Custodian's account on the books of such Foreign Custodial Agent.

(c) With respect to securities and cash deposited with a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates the central system for handling of securities or equivalent book-entries in that country or which operates a transnational system for the central handling or securities or equivalent book-entries (on "Eligible Foreign Securities Depository"), the Custodian shall cause the securities and cash shown on the account on the books of the Eligible Foreign Securities Depository to be identified as belonging to the Custodian as agent for the Corporation.

The Custodian hereby agrees that the books and records of the Custodian (including any Custodian branch) pertaining to its actions under this Agreement shall be open to the physical, on-premises inspection and audit by the independent accountant (the "Accountant") employed by, or other representatives of, the Corporation, and, upon the request of the Accountant, confirmation of the contents of those records shall be provided by the Custodian. The Custodian shall use its best efforts to cause any Foreign Custodial Agent to afford access to the Accountant to the books and records of such Foreign Custodial Agent with respect to securities and cash held by such Foreign Custodial Agent for the Corporation. the Custodian also agrees to furnish the Accountant with such reports of the Custodian's (including any Custodian branches') auditors as they relate to the services provided under this Agreement and as are necessary for the Accountant to conduct its examination of the books and records pertaining to affairs of the Corporation, and the Custodian shall use its best efforts to obtain and furnish similar reports of any Foreign Custodial Agent holding securities and cash for the Corporation.

Section 10.  Registration of Securities

Securities which are ordinarily held in registered form may be registered in the name of the Custodian's nominee or, as to any securities in the physical possession of an entity other than the Custodian, in the name of such entity's nominee. The Corporation PAGE 9 agrees to hold any such nominee harmless from any liability as a holder of record of such securities. The Custodian may without notice to the Corporation cause any such securities to cease to be registered in the name of any such nominee and to be registered in the name of the Corporation. In the event that any security registered in the name of the Custodian's nominee or held by any Subcustodians and registered in the name of such Subcustodian's nominee is called for partial redemption by the issuer of such security, the Custodian may allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable.

Section 11.  Transfer Taxes

The Corporation shall pay or reimburse the Custodian and any Subcustodian for any transfer taxes payable upon transfers of securities made hereunder, including transfers resulting from the termination of this Agreement. The Custodian shall, and shall use its best efforts to cause any Subcustodian to, execute such certificates in connection with securities delivered to it under this Agreement as may be required, under any applicable law or regulation, to exempt from taxation any transfers and/or deliveries of any such securities which may be entitled to such exemption.


Section 12.  Voting and Other Action

Neither the Custodian or any Subcustodian nor any nominee of the Custodian or such Subcustodian shall vote any of the securities held hereunder by or for the account of the Corporation. The Custodian shall, and shall use its best efforts to cause any Subcustodian to, promptly deliver to the Corporation all notices, proxies and proxy soliciting materials with relation to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Corporation), but without indicating the manner in which such proxies are to be voted.

The Custodian shall, and shall use its best efforts to cause any Subcustodian to, transmit promptly to the Corporation all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Custodian or such Subcustodian from issuers of the securities being held for the Corporation. With respect to tender or exchange offers, the Custodian shall, and shall use its best efforts to cause any Subcustodian to, transmit promptly to the Corporation all written information received by the Custodian or such Subcustodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.


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Section 13.  Custodian's Reports

The Custodian shall furnish the Corporation as of the close of business each day a statement showing all transactions and entries for the account of the Corporation. The books and records of the Custodian pertaining to its actions as Custodian under this Agreement and securities held hereunder by the Custodian shall be open to inspection and audit by officers of the Corporation, internal auditors employed by the Corporation's investment adviser, and independent auditors employed by the Corporation. The Custodian shall furnish the Corporation in such form as may reasonably be requested by the Corporation a report, including a list of the securities held by it in custody for the account of the Corporation, identification of any subcustodian, and identification of such securities held by such subcustodian, as of the close of business of the last business day of each month, which shall be certified by a duly authorized officer of the Custodian. It is further understood that additional reports may from time to time be requested by the Corporation. Should any report ever be filed with any governmental authority pertaining to lost or stolen securities, the Custodian will concurrently provide the Corporation with a copy of that report.

The Custodian also shall furnish such reports on its systems of internal accounting control as the Corporation may reasonably request from time to time.

Section 14. Security Interest, Liens and Transfers of Beneficial
Ownership

The securities and cash held by the Custodian hereunder shall not be subject to any right, change, security interest, lien or claim of any kind in favor of the Custodian or its creditors, except a claim of payment for their safe custody or administration, and beneficial ownership of such securities and cash shall be freely transferable without the payment of money or value other than for safe custody or administration. Any agreement the Custodian shall enter into with any Subcustodian, including any Foreign Custodial Agent, shall contain a provision which is substantially identical to the foregoing.

In the event that there shall be asserted any attachment or lien on or against any securities or cash held in any omnibus account or nostro account referred to in this Agreement which results from any claim against the Custodian (including any branch) or any such account, which is not directly related to transactions in securities or cash for the Corporation, the Custodian will use its best efforts promptly to discharge such attachment or lien. If the Custodian shall not have discharged such attachment or lien within five business days, it shall notify the Corporation of the existence of the attachment or lien. If the attachment or lien is not discharged on the date required for delivery or payment with respect to any securities or cash in accordance with the provisions of the Operation Manual:
PAGE 11
(a) in the case of such securities, at the option of the Corporation, the Custodian shall either immediately transfer to the Corporation a like amount of such securities (provided the same shall be reasonably available) or immediately transfer an amount in United States dollars equal to the market value of such securities, valued in accordance with such procedures as may be mutually agreed to by the parties thereto;

(b) in the case of cash, the Custodian shall immediately transfer to the Corporation an equal amount of cash in United States dollars.

Section 15.  Compensation

For its services hereunder the Custodian shall be paid such compensation and out-of-pocket or incidental expenses at such times as may from time to time be agreed on in writing by the parties hereto in a Custodian Fee Agreement.

Section 16.  Standard of Care

The Custodian shall not be liable for any action taken in good faith upon any custodian order or facsimile herein described or certified copy of any resolution of the Board of Directors or of the Executive Committee of the Board of Directors of the Corporation, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

The Corporation agrees to indemnify and hold harmless the Custodian, any Subcustodian, or any nominee thereof from all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against any such entity in connection with the performance of this Agreement, except such as may arise from such entity's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Corporation for such items. In the event of any advance of cash for any purpose made by the Custodian resulting from orders or instructions of the Corporation, or in the event that the Custodian or any nominee thereof shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from such entity's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Corporation shall be security therefor.

The Custodian shall maintain a standard of care equivalent to that which would be required of a bailee for hire and shall not be liable for any loss or damage to the Corporation resulting from participation in a securities depository unless such loss or damage arises by reason of any negligence, misfeasance, or willful misconduct of officers or employees of the Custodian, or from its PAGE 12 failure to enforce effectively such rights as it may have against any securities depository or from use of a Subcustodian, unless such loss or damage arises by reason of any negligence, mis-feasance, or willful misconduct of officers or employees of the Custodian, or from its failure to enforce effectively such rights as it may have against such Subcustodian. Anything in the foregoing to the contrary notwithstanding, the Custodian shall exercise, in the performance of its obligations undertaken or reasonably assumed with respect to this Agreement, including the recommendation to the Board of Foreign Custodial Agents, reasonable care, for which the Custodian shall be responsible to the same extent as if it were performing such duties directly and holding such securities and cash in Minnesota, United States of America.
The Custodian shall be indemnified and held harmless by the Corporation from and against any loss or liability for any action taken or omitted to be taken hereunder in good faith upon custodian order and may rely on the genuineness of all such orders and documents as it in good faith believes to have been validly executed. The Custodian shall be responsible for the securities and cash held by or deposited with any Subcustodian to the same extent as if such securities and cash were directly held by or deposited with the Custodian. The Custodian hereby agrees that it shall indemnify and hold the Corporation harmless from and against any loss which shall occur as a result of the failure of a foreign Custodial Agent holding the securities and cash to exercise reasonable care with respect to the safekeeping of such securities and cash to the extent that the Custodian would be required to indemnify and hold the Corporation harmless if the Custodian were itself holding such securities and cash in Minnesota. It is also understood that the Custodian shall not have liability for loss except by reason of the Custodian's negligence, fraud or willful misconduct, or by reason of negligence, fraud or willful misconduct of any Subcustodian holding such securities or cash for the Corporation.

The Custodian warrants that the established procedures to be followed by any Subcustodian, in the opinion of the Custodian after due inquiry, afford protection for such securities and cash at least equal to that afforded by the Custodian's established procedures with respect to similar securities and cash held by the Custodian (including its securities depositories) in Minnesota. However, the Custodian shall have no liability for any loss or liability occasioned by delay in the actual receipt by it or any Subcustodian of notice of any payment, redemption, or other transaction regarding securities unless such delay is a result of its own negligence, fraud, or willful misconduct.

The Custodian shall not be responsible for any loss of the Corporation, or to take any action with respect to any attachment or lien on any omnibus account or nostro account, except as provided in Section 14 of this Agreement, in such loss, attachment or lien arises by reason of any cause or circumstances beyond the control of the Custodian, including acts of civil or military PAGE 13 authority, expropriation, national emergency, acts of God, insurrection, war, riots, or failure of transportation, communication or power supply, or the failure of any person, firm or corporation (other than the Custodian or any Subcustodian acting on behalf of the Custodian) to perform any obligation if such failure results in any such loss.

Section 17.  Insurance

The Custodian represents and warrants that it presently maintains and shall maintain for the duration of this Agreement a bankers' blanket bond (the "Bond") which provides standard fidelity and non-negligent loss coverage with respect to securities and cash which may be held by the Custodian and securities and cash which may be held by any Subcustodian which may be utilized by the Custodian pursuant to this Agreement. The Custodian agrees that, if at any time the Custodian for any reason discontinues such coverage, it shall immediately notify the Corporation in writing. The Custodian represents that only the named insured on the Bond, which includes the Custodian but not any of its customers, is directly protected against loss. The Custodian represents that while it might resist a claim of one of its customers to recover for a loss not covered by the Bond, as a practical matter, where a claim is brought and a loss is possibly covered by the Bond, the Custodian would give notice of the claim to its insurer, and the insurer would normally determine whether to defend the claim against the Custodian or to pay the claim on behalf of the Custodian.

The Custodian also represents that it does not intend to obtain any insurance for the benefit of the Corporation which protects against the imposition of the proceeds of sale of any securities or against confiscation, expropriation or nationalization of any securities or the assets of the issuer of such securities by a government or any foreign country in which the issuer of such securities is organized or in which securities are held for safekeeping either by the Custodian or any Subcustodian in such country. The Custodian represents that it has discussed the availability of expropriation insurance with the Corporation. The Custodian also represents that it has advised the Corporation as to its understanding of the position of the Staff of the SEC that any investment company investing in securities of foreign issuers has the responsibility for reviewing the possibility of the imposition of exchange control restrictions which would affect the liquidity of such investment company's assets and the possibility of exposure to political risk, including the appropriateness of insuring against such risk. The Custodian represents that the Corporation has acknowledged that it has the responsibility to review the possibility of such risks and what, if any, action should be taken.


Section 18.  Termination and Amendment of Agreement

The Corporation and the Custodian mutually may agree from time to time in writing to amend, to add to, or to delete from any
PAGE 14
provision of this Agreement.

The Custodian may terminate this Agreement by giving the Corporation ninety days' written notice of such termination by registered mail addressed to the Corporation at its principal place of business.

The Corporation may terminate this Agreement at any time by written notice thereof delivered, together with a copy of the resolution of the Board of Directors authorizing such termination and certified by the Secretary of the Corporation, by registered mail to the Custodian.

Upon such termination of this Agreement, assets of the Corporation held by the Custodian shall be delivered by the Custodian to a successor custodian, if one has been appointed by the Corporation, upon receipt by the Custodian of a copy of the resolution of the Board of Directors of the Corporation certified by the Secretary, showing appointment of the successor custodian, and provided that such successor custodian is a bank or trust company, organized under the laws of the United States or of any State of the United States, having not less than two million dollars aggregate capital, surplus and undivided profits. Upon the termination of this Agreement as a part of the transfer of assets, either to a successor custodian or otherwise, the Custodian will deliver securities held by it hereunder, when so authorized and directed by resolution of the Board of Directors of the Corporation, to a duly appointed agent of the successor custodian or to the appropriate transfer agents for transfer of registration and delivery as directed. Delivery of assets on termination of this Agreement shall be effected in a reasonable, expeditious and orderly manner; and in order to accomplish an orderly transition from the Custodian to the successor custodian, the Custodian shall continue to act as such under this Agreement as to assets in its possession or control. Termination as to each security shall become effective upon delivery to the successor custodian, its agent, or to a transfer agent for a specific security for the account of the successor custodian, and such delivery shall constitute effective delivery by the Custodian to the successor under this Agreement.

In addition to the means of termination hereinbefore authorized, this Agreement may be terminated at any time by the vote of a majority of the outstanding shares of the Corporation and after written notice of such action to the Custodian.

Section 19.  General

Nothing expressed or mentioned in or to be implied from any provision of this Agreement is intended to, or shall be construed to give any person or corporation other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any covenant, condition or provision herein contained, this Agreement and all of the covenants, conditions and PAGE 15 provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

This Agreement shall be governed by the laws of the State of Minnesota.


Attest:                              IDS SELECTIVE FUND, INC.



______________________________   By _______________________________
William C. Herber                   Leslie L. Ogg
Secretary                           Vice President





                                FIRST NATIONAL BANK OF MINNEAPOLIS



                                By ________________________________




                                By ________________________________